Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of ShoulderUp Technology Acquisition Corp. (the “Company”) on Form 10-Q for the quarterly period ended March 31, 2024, as filed with the Securities and Exchange Commission (the “Report”), I, Grace Vandecruze, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as added by §906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date: June 12, 2024

/s/ Rashaun Williams
Rashaun Williams
Chief Financial Officer
(Principal Financial and Principal Accounting Officer)